Exhibit 99.1

Office of the United States Trustee

In re:	DEBTOR IN POSSESSION INTERIM STATEMENT
The Kushner-Locke Company		Page 1 of 3
	Statement Number:	36

Chapter 11	For the Period FROM:	10/1/2004

Case No. LA 01-44828-SB (Administratively Consolidated with	TO:	10/31/2004
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

CASH ACTIVITY ANALYSIS (Cash Basis Only)

	Collateral Account	Concentration Account

Balance before Statement #1	268,333.21	65,956.21

A. Total Receipts per all Prior Interim Statements	5,991,688.36	4,743,666.40

B. Less: Total Disbursements per all Prior Statements	4,975,903.55	4,748,606.84

C. Beginning Balance	$1,284,118.02	$61,015.77

D. Receipts during Current Period
Description

10/13/2004 Wire Transfer		28,000.00
10/22/2004 Flextech	11,042.50
10/27/2004 Wire Transfer		44,000.00
10/19/2004 interest	1,591.51

TOTAL RECEIPTS THIS PERIOD	12,634.01	72,000.00	—	—

E. Balance Available (C plus D)	$1,296,752.03	$133,015.77	$—	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 36	Page 2 of 3

F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose

10/1/2004		ADP Fees		157.24
10/8/2004		ADP Fees		97.24
10/11/2004	38061	Accurate Express		262.80
10/11/2004	38062	Qwest Communications		67.15
10/11/2004	38063	Bonded Services, Inc		6613.31
10/11/2004	38064	Regan Group		139.00
10/12/2004		ADP Taxes		5486.23
10/12/2004	8126	Payroll		1019.10
10/12/2004	8127	Payroll		7638.60
10/12/2004	8128	Payroll		1351.59
10/12/2004	8129	Payroll		2385.41
10/13/2004		Wire Transfer	28,000.00
10/15/2004		ADP Fees		20.00
10/22/2004		ADP Fees		97.24
10/25/2004	38065	Recall		1002.60
10/25/2004	38066	KEREN AMINIA		1868.95
10/25/2004	38067	Filmtreat West Corp.		449.50
10/25/2004	38068	Federal Express		52.44
10/25/2004	38069	Irubin Consulting		300.00
10/25/2004	38070	Health Net		2335.31
10/25/2004	38071	Arrowhead		13.18
10/25/2004	38072	Blue Shield of California		316.00
10/26/2004		ADP Taxes		10012.27
10/26/2004	8130	Payroll		1019.09
10/26/2004	8131	Payroll		12921.55
10/26/2004	8132	Payroll		1351.57
10/26/2004	8133	Payroll		2385.39
10/27/2004	38073	New Beginnings Enterprises		3802.00
10/27/2004	38074	ATI Solutions, Inc.		200.00
10/27/2004	38075	Preferred Media Inc		98.50
10/27/2004	38076	SBC		83.00
10/27/2004	38077	SBC		367.95
10/27/2004		Wire Transfer	44,000.00
10/28/2004	38078	GrapheeX Inc.		3195.54
10/29/2004	38079	Bonded Services, Inc		6639.65
10/29/2004		ADP Fees		204.92

TOTAL DISBURSEMENTS THIS PERIOD:			72,000.00	73,954.32	—	—

G. Ending Balance (E less F)			$1,224,752.03	$59,061.45	$—	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 36	Page 3 of 3

H. (1) Collateral Account:

a) Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
b) Account Number:	323221556

(2) Concentration Account:

a) Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd. Los Angeles, CA 90024
b) Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account	1891215236	$731.10
Bank of Scotland - Pinocchio	3516309	854,077.70	Pound Sterling	Time Deposit
Bank of Scotland - Basil	3516317	210,184.72	Pound Sterling	Time Deposit (KL’ s interest is 50%)
Allied Pinocchio	10747301	382.86	Pound Sterling
Edge Entertainment	1891152710	$172.89
European Films LTD	1890563818	$7,051.58

I: Other monies on hand (continued):

Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	$16,890.04
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$17,719.61
KL\7 Venture	1890-69-6360	$11,926.42
Denial Venture	1890-69-6501	$42,444.24
Cracker LLC	1891-04-1665	$732.79
Swing	323-518095	$6,957.50

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser

Debtor in Possession